UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2007

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PARAMOUNT GOLD MINING CORP.

(Exact name of registrant as specified in its charter)

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Delaware	0-51600	20-3690109
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

346 Waverly Street

Ottawa, Ontario Canada

K2P 0W5

(Address of Principal Executive Office) (Zip Code)

(613) 226-9881

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Certain statements included in this Form 8-K regarding Paramount Gold Mining Corp. ( the “Company”) that are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated operations of the Company. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management, and words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of our current or proposed business activities. Accordingly, actual results may differ.

Item 3.02 Unregistered Sales of Equity Securities.

On March 30, 2007, Paramount Gold Mining Corp. (“Paramount” or the “Company”) closed a $21,836,841 private placement offering of 10,398,496 units (the “Units”) at a price of $2.10 per Unit (the “Issue Price”). Each unit is comprised of one share of common stock in the capital of the Company and one-half of one common stock purchase warrant of the Company. Each whole Warrant shall entitle the holder thereof to acquire one share of common stock in the capital of the Company (a “Warrant Share”) at an exercise price of $2.90 for 24 months following the closing date of the offering.

The units were sold only to accredited or institutional investors. Most of the investors were located in Canada and the United States. No form of general solicitation or general advertising, as such terms are defined under the Securities Act (including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or any seminar or meeting whose attendees had been invited by general solicitation or general advertising), was used by the Company or, to the best of its knowledge, any other person acting on behalf of the Company on, in respect of or in connection with the offer and sale of the Units in the United States or elsewhere or to citizens or residents of the United States or elsewhere.

The private placement was made without registration in reliance on Regulation S adopted under the Securities Act and Section 4(2) of the Securities Act and Rule 506 of Regulation D adopted thereunder based on the investors’ representations regarding residency and/or accredited investor status.

The shares of common stock, warrants, common stock underlying the warrants and the common stock underlying the broker warrants have not been registered under the Securities Act of 1933, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. The shares of common stock sold to the purchasers and the shares underlying the warrants and the common stock underlying the broker warrants will be registered for resale on a registration statement to be filed by Paramount in the United States.

The offering was completed on a best efforts basis pursuant to an agency agreement with Blackmont Capital Inc., Haywood Securities Inc., Canaccord Capital Corporation and Raymond James Ltd. (collectively, the “Agents”). The Agents either sold or participated in the sale of a total of 9,844,710 units while the balance of the units was sold by the Company’s officers and directors.

In connection with the private placement, Paramount paid commissions and fees to the Agents in the amount of $1,310,210.46. The Agents also received non transferable broker warrants which will entitle the Agents to acquire in the aggregate 623,909 shares of common stock commencing March 30, 2007 and continuing for a period of 24 months thereafter at an exercise price of $2.10 per share.

Following the issuance of the shares of common stock which composed the units and excluding and shares of common stock which may be issued pursuant to any warrants, the Company will have 46,422,478 shares of its common stock issued and outstanding as of March 30, 2007 of which 10,398,496 shares of common stock represent shares of Common Stock which the Company issued in this offering.

The Company will use the net proceeds from the private placement to fund the further exploration of its mining properties and for general working capital purposes.

Section 9.01 Financial Statements and Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-K.

SEC Reference No.

Description of Document

10.1

Agency Agreement dated March 30, 2007

10.2

Registration Rights Agreement dated March 30, 2007

10.3

Form of Investor Warrant

10.4

Form of Broker Warrant

10.5

Form of Subscription Agreement (Agents)

10.6

Form of Subscription Agreement (Company)

99.1

Press Release dated April 2, 200 titled: Paramount Gold Mining Corp. Completes US

$21.7 Million Financing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Paramount Gold Mining Corp.

By:	/s/ CHRIS CRUPI
Chris Crupi Chief Executive Officer

Date: April 4, 2007